Agreement No.: PS25-051 1 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. PERFORMANCE SOFTWARE AGREEMENT Name of Project: Polestar performance software in Volvo Vehicle Models Short description of activities under this Agreement: Polestar will develop and design performance enhancing software products for the Volvo vehicle models in close co-operation with Volvo. The Parties will cooperate in marketing and sales activities for the Product. This Agreement is between: Volvo Car Corporation, 556074-3089, a corporation organized and existing under the laws of Sweden (““Volvo”), and Polestar Performance AB, 556653-3096, a corporation organized and existing under the laws of Sweden (“Polestar"). Each of Volvo and Polestar is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. The Parties have agreed that Polestar shall take the overall responsibility for developing and designing performance enhancing software products for the Volvo vehicle models in close co-operation with Volvo. The Parties will cooperate in marketing and sales activities for the Products. B. The Products shall be sold as a complement to Volvos ordinary range of products and the appointment of Polestar as an authorized supplier of the Products is regulated by this Agreement. C. In light of the foregoing, the Parties have agreed to execute this Agreement. D. For the avoidance of doubt, this Agreement shall upon execution, replace the Performance Software Agreement entered into between the Parties on January 1, 2020 (agreement No. PS19-021). 1. DEFINITIONS 1.1 For the purpose of this Agreement, the following terms shall have the meanings assigned to them below. All capitalized terms in singular in the list of definitions shall have the same meaning in plural and vice versa. Any capitalized terms used, but not specifically defined below in this Section 1, shall have the meaning ascribed to them in the Agreement. 1.2 Appendix means an appendix to this Agreement. Agreement No.: PS25-051 2 1.3 Affiliate means (i) for Volvo Cars, any other legal entity that directly or indirectly is controlled by Volvo Cars and (ii) for Polestar, any other legal entity that, directly or indirectly, is controlled by Polestar Automotive Holding UK PLC, "control" means the possession, directly or indirectly, by agreement or otherwise, of (i) at least 50% of the voting stock, partnership interest or other ownership interest, or (ii) the power (a) to appoint or remove a majority of the board of directors or other governing body of an entity, or (b) to cause the direction of the management of an entity. The Parties, however, agree to renegotiate this definition of "Affiliates" in good faith if it in the future does not reflect the Parties' intention at the time of signing this License Agreement due to a restructuring or reorganization in relation to either of the Parties. 1.4 Background IP means all Intellectual Property Rights that were either developed or otherwise acquired by either Party before this Agreement came into force, or are developed or otherwise acquired by either Party outside of this Agreement, as well as any Intellectual Property Right, which are modifications, amendments or derivatives of any of the Intellectual Property Rights mentioned above. 1.5 Confidential Information means any and all non-public information regarding the Parties and their respective businesses, whether commercial or technical, in whatever form or media, including but not limited to the existence, content and subject matter of this Agreement, information relating to Intellectual Property Rights, concepts, technologies, processes, commercial figures, techniques, algorithms, formulas, methodologies, know- how, strategic plans and budgets, investments, customers and sales, designs, graphics, CAD models, CAE data, statement of works (including engineering statement of works and any high level specification), targets, test plans/reports, technical performance data and engineering sign-off documents and other information of a sensitive nature, that a Party learns from or about the other Party prior to or after the execution of this Agreement. 1.6 Dealer means a dealer authorized by Volvo or by an Affiliated Company responsible for marketing, sale and servicing of Volvo’s Vehicle Models to End customers. 1.7 Disclosing Party means the Party disclosing Confidential Information to the Receiving Party. 1.8 Effective Date means the date this License Agreement is signed by the last Party to sign it. 1.9 End customer means any person or legal entity purchasing a Vehicle Model. 1.10 ICE Engine means an internal combustion engine (ICE), the ignition and combustion of the fuel occurs within the engine itself. 1.11 Importer means an independent Third Party company appointed by Volvo or an Affiliated Company for the marketing, sale and servicing of Volvo’s Vehicle Models through own or independent Dealers or Repairers in a specific Market. 1.12 Industry Standard means the exercise of such professionalism, skill, diligence, prudence and foresight which would normally be expected at any given time from a skilled and experienced actor engaged in a similar type of undertaking as under this Agreement. 1.13 Intellectual Property Rights or IP means Patents, Non-patented IP and rights in Confidential Information to the extent protected under applicable laws anywhere in the world. For the avoidance of doubt, Trademarks are not comprised by this definition. Agreement No.: PS25-051 3 1.14 Market means any territory for which a Sales Company or Importer is responsible in terms of the sales and services of Volvo Vehicle Models, spare parts and accessories. 1.15 Non-patented IP means copyrights (including rights in computer software), database rights, semiconductor topography rights, rights in designs, and other intellectual property rights (other than Trademarks and Patents) and all rights or forms of protection having equivalent or similar effect anywhere in the world, in each case whether registered or unregistered, and registered includes registrations, applications for registration and renewals whether made before, on or after execution of this License Agreement. 1.16 Patent means any patent, patent application, or utility model, whether filed before, on or after execution of this License Agreement, along with any continuation, continuation-in- part, divisional, re-examined or re-issued patent, foreign counterpart or renewal or extension of any of the foregoing. 1.17 Products means any performance software program designed, developed and supplied by Polestar in co-operation with Volvo under this Agreement as a complement to Volvo’s range of aftersales products for Volvo branded vehicles. 1.18 Receiving Party means the Party receiving Confidential Information from the Disclosing Party. 1.19 Repairer means a repairer authorized by Volvo, or by an Affiliated Company or Importer, having the same authorization and undertakings as a Dealer with the exception of sale of Vehicle Models. 1.20 Results means any outcome of the development, design and supply of the Products to Volvo under this Agreement including but not limited to any Intellectual Property Rights, technology, software, methods, processes, deliverables, objects, products, documentation, modifications, improvements, and/or amendments. 1.21 Sales Company means an Affiliated Company responsible for marketing, sale and servicing of Volvo’s Vehicle Models through the Dealers and Repairers in a specific Market. 1.22 Technical Information means information necessary for the development, design and certification of the Product, such as engine management systems and vehicle model introductions. 1.23 Third Party means a party other than any of the Parties and/or an Affiliate of one of the Parties to this License Agreement. 1.24 Trademarks means trademarks (including part numbers that are trademarks), service marks, logos, trade names, business names, assumed names, trade dress and get-up, and domain names, in each case whether registered or unregistered, including all applications, registrations, renewals and the like, in each case to the extent they constitute rights that are enforceable against Third Parties. 1.25 Vehicle Model means any complete car in standard format, without any aftersales, optional or tuning products to the engine management system. Agreement No.: PS25-051 4 1.26 Volvo Original Guarantee means the Volvo manufacturer guarantee applicable for each Market to products within the ordinary Volvo product range, including Original Products and extended warranty agreement. 2. SCOPE 2.1 Under the terms of this Agreement, [***]. The co-operation will further build on mutual confidence, good business ethics and with the aim to increase the competitiveness of both Parties. Subject to Sections 4.5 and 8.5 below, Volvo has appointed Polestar as Volvo’s exclusive official supplier of the Products. Polestar may enter into a co-operation to design, develop and supply performance enhancing software products with other parties, but no Technical Information provided by Volvo or Volvo background IP may be used for design, development or supply to other parties. 2.2 Polestar will supply the Products to Volvo pursuant to the terms and conditions set out in this Performance Software Agreement. 3. NON-AGENCY 3.1 The Parties are solely responsible for their respective performance under this Agreement and act as independent entities. Polestar shall be responsible for the work or services rendered by sub-consultants or other partners as for its own work and services. 4. PRODUCT DEVELOPMENT, INTRODUCTION AND UPDATES 4.1 Subject to Volvo’s proper performance under Section 4.3 below (if applicable), Polestar has the overall responsibility for: (a) the development and production of the Products with the support from Volvo; as described in the RASIC in Appendix 1. (b) ensuring that the Products meet the technical requirements, as well as all certification and homologation requirements for each Market where the Products are to be commercialized; and (c) ensuring that delivery of Products can be made via Volvo’s VIDA system. Volvo has the responsibility for Volvo Original Guarantee towards the End-customer, as described in the RASIC in Appendix 1. 4.2 Except for Sections 4.5 and 8.4. Polestar and Volvo shall equally bear all development, production and certification costs of the Products if applicable, as further described in Appendix 2. 4.3 The development, testing, production, certification and homologation of the Products may be requested and purchased as a service from Volvo by Polestar. Such service shall be mutually agreed between the Parties and included in the yearly budget approval. For the avoidance of doubt, cost for such service by Volvo to Polestar will not be invoiced as a service but included as a deduction in the compensation from Volvo to Polestar for the sold Products, as specified in Appendix 2. 4.4 The Parties agree to establish an operational co-working structure for the Products, through which they shall align on Product requirement as well as associated Expense and

Agreement No.: PS25-051 5 Investments. The Parties has an established Steering Committee in place, which will be the forum for decision making under this Agreement between the Parties. The Steering Committee will agree on the software products to be developed and produced by Polestar and will accordingly decide the requirements and standards for the software products. The Steering Committee will also agree and confirm the total budget for the Products for the coming calendar year. The Steering Committee must have at least two representatives from both Parties and any decision shall be unanimous. The Steering Committee shall be free to invite other Volvo and Polestar employees to participate in any of the meetings. 4.5 Should the Steering Committee not be able to agree on a product specifically desired by Volvo to be developed or if Polestar fails to develop an agreed product within reasonable time, Volvo shall be free, at its own choice, to enter into an agreement with any other Third Party or in-house Volvo for the development and purchase of enhancing and performance software products to be installed in Vehicle Models. This right shall enter into effect if Polestar after a written request by Volvo declares its intention not to develop and supply such product or fails to respond to Volvo’s request in writing within seven (7) days after having received Volvos written request. 4.6 For the avoidance of doubt, Polestar has the overall responsibility for the development and production of the Products as described in the RASIC in Appendix 1., subject to Section 4.5. Polestar shall use all reasonable endeavors to follow current best practice in the development of the Products, including ensuring that the Products are fit for their purpose by the End-customer. Polestar shall use professional, appropriate, qualified and skilled personnel, and shall ensure that its personnel have been properly educated and trained for the work to be performed, including being fully acquainted with Volvo’s specific requirements. Polestar shall avoid unnecessary changes in the personnel engaged in performing its undertakings under this Agreement. Polestar shall work according to the same standard of care and professionalism that is done in Polestar’s internal development projects. Such standard of care and professionalism, as well as Polestar’s performance of its undertakings under this Agreement shall however at all times correspond to Industry Standard. If Polestar uses its Affiliates and/or subcontractors to perform its responsibilities under this Agreement, the same way of working shall apply as if such performance was made by Polestar itself. 4.7 Polestar is also responsible for design and development of the Polestar badge, which is applied at the back of the car after purchase of the Product. If Polestar suggests any change of the design of the Polestar badge, the new design must be presented and reviewed at the Steering Committee. Volvo has the right to reject design changes, approval not to be unreasonably withheld. The Polestar badge is defined as a Polestar unique aftersales component and will be regulated as such, according to separate aftersales agreement between Polestar and Volvo. 4.8 Any requests from Volvo for additional variants of performance enhancing software products shall be evaluated between Volvo and Polestar at the Steering Committee, and if reasonable met as soon as possible. Costs for such additional variants shall be shared equally between the Parties. 4.9 Volvo has, at all times, the right to reject the co-operation on development and introduction of a software product that Volvo deems not to be commercially viable or feasible. Polestar has at all times the right to decline any request for development and introduction of a software product that Polestar deems not to be commercially viable or Agreement No.: PS25-051 6 feasible. Should Polestar decline, Volvo may in such case engage a Third Party, all in accordance with Section 4.5. 4.10 Polestar shall be informed as soon as possible of any upgrades, reconstructions or other changes to Vehicle Models and/or their software which may affect the Products already developed and delivered by Polestar under this Agreement. Any amendments or upgrades to the Products which prove necessary as a consequence shall be the responsibility of and carried out by Polestar in the same way as for the original Products. The cost for such changes shall be equally borne by both Parties, as further described in Appendix 2. 5. INTELLECTUAL PROPERTY RIGHTS 5.1 Each Party remains the sole and exclusive owner of its Background IP. 5.2 In the event any Results are created as a result of Polestar’s development and design of the Products for the Volvo Vehicle Models under this Agreement, the Parties agree that Polestar shall be the exclusive owner of such Results, including all modifications, amendments and developments thereof. Hence, all Results shall automatically upon their creation stay with Polestar. Polestar shall further have the right to transfer, sublicense, modify and otherwise freely dispose of the Results. 5.3 Volvo further grants Polestar a non-exclusive, non-assignable worldwide license to use, in whole or in part, the Technical Information and, if applicable, any Background IP embedded therein during the Term to the extent such license is necessary for Polestar to develop and design the Products for Volvo. For the avoidance of doubt, Polestar may not use Technical Information provided by Volvo or Background IP for the development of enhancement software for any other party than Volvo. 5.4 Polestar hereby grants to Volvo a non-exclusive, non-assignable worldwide license to use the IP embedded in the Products and to related the Results, during the Term to the extent such license is necessary for Volvo to distribute, market and sell the Products in accordance with Section Error! Reference source not found. below. 5.5 Nothing in this Agreement shall be construed as to give the other Party any rights, including but not limited to any license rights (express or implied), to any Background IP, except as expressly stated herein. 6. DELIVERY AND DEFECTS 6.1 [***]. Such document to include all Products being developed in accordance with Section 4.1. and 4.4. and meeting the requirements in Section 4.6. Products being listed in the document can be ordered by a Dealer or Repairer. The Parties shall be jointly responsible for ensuring timely delivery of ordered Products via electronic download on Volvo’s VIDA system or other appropriate means agreed between the Parties. 6.2 Both Parties shall use best efforts in co-operation in order to ensure that prompt delivery of Products can be made via Volvo’s VIDA system. Should Volvo make any changes to the VIDA system or introduce another system for the same purpose, Polestar and Volvo shall take all necessary actions for being able to supply the Products through the new system or upgraded VIDA. The cost for such work shall be equally shared between the Parties. Agreement No.: PS25-051 7 6.3 Any Product listed in the relevant document described in Section 6.1., may only be removed from the said list with a six (6) months prior written notice, stating a reasonable cause here fore, from the party requiring the Product to be removed. [***]Defects shall be remedied by Polestar without delay in close cooperation with Volvo. Any cost for such remedy shall be equally borne by both Parties. 7. IP INDEMNIFICATION 7.1 A Party shall indemnify the other Party and its Affiliates from any and all losses or damages arising out of any claim of its infringement or threatened infringement of Intellectual Property Rights or its misappropriation of Third Party Confidential Information, brought against the other Party and its Affiliates or their respective directors, officers, or employees relating to the sale, use or handling of the Products. 8. COMMERCIALIZATION 8.1 Volvo undertakes to facilitate that the sales of Products shall be made available to End- customers through the Volvo network of Sales Companies or Importers as the case may be and Dealers and Repairers. The Parties further agree to pursue a joint vision to enable sales of the Products across all available sales channels, including offering them as a single option in new car sales. 8.2 Volvo undertakes to facilitate Polestar to expand the sales of the Products to its full business potential, by allowing Polestar to participate in trainings, presentations, seminars and conferences with Sales Companies, Dealers, Repairers and Volvo staff etc., all to the extent agreed between Volvo and Polestar. 8.3 Polestar may reject being involved in the sale of Products, on an objective and reasonable acceptable cause, to certain Markets. Notwithstanding this Section 8.3., any sales which are made in such territory by Volvo or its Sales Companies or Importers, network of Dealers and Repairers shall be made in accordance with Section 8.4. and subject to Section 8.5. If Polestar has rejected the commercialization of the software in a certain market in accordance with this Section 8.3., Volvo may decide that the Product may anyway be commercialized and Volvo should carry the associated cost. 8.4 In the event that Volvo decides to introduce the Product on a market, but Polestar has decided not to supply, referring to Section 8.3, Volvo shall be entitled to produce and sell the Product, or have it produced. If any license to Polestar's intellectual property rights is required, the Parties shall negotiate in good faith a separate license agreement under which Polestar shall grant Volvo a license to use such rights base on arm’s-length principle. Polestar shall not unreasonably withhold or refuse to enter into such agreement without any reasonable ground. Such license agreement shall also include any other confidential information and Intellectual Property Rights deemed reasonably necessary in order to exercise Volvo’s rights described above. In consideration of a licence granted under Section 8.4, Volvo shall bear all the risks for the Products being sold to a Market being rejected by Polestar in accordance with the above. Volvo is responsible to pay certification and marketing costs for the Markets being rejected by Polestar in accordance with the above. Polestar shall thus have no warranty liability for the Product on such Market. Agreement No.: PS25-051 8 8.5 Volvo may, alternatively to its right as described under Section 8.4., at its own choice, enter into an agreement with any other Third Party or in-house Volvo for the development and purchase of enhancing and performance software products to be installed in Vehicle Models for that specific Market. This right shall enter into effect if Polestar after a written request by Volvo declares its intention in writing not to be engaged in the sale of Product to a Market or fails to respond to Volvos request in writing within [***]days after having received Volvo’s written request. 9. MARKETING 9.1 The Parties agree to that communication material related the Products shall be produced in English and made accessible in all relevant sales channels. The communication materials to be agreed in writing by Polestar and Volvo, agreement not to be unreasonably withheld. Cost for such work shall be equally borne by both Parties, as further described in Appendix 2. 9.2 The Products shall be marketed and sold under and characterized by the Polestar brand in line with the guidelines agreed in accordance with Section 9.1. 9.3 Polestar shall be entitled to communicate in its own marketing that the Products come with, are in line with, and do not affect the [***], subject to agreement in accordance with Section 9.5. Apart from expressly specified in this Section 9.3, this Agreement does not include any right to use the “Volvo” brand name, or Trademarks, or refer to “Volvo” in communications or official documents of whatever kind. The Parties Acknowledge that the “Volvo” Trademarks as well as the “Volvo” name is owned by Volvo Trademark Holding AB and that this Agreement does not include any rights to directly or indirectly use the “Volvo” brand name or “Volvo” Trademarks, on or for any products (including the Products) or when marketing, promoting, and/or selling such products (including the Products), or in any other contacts with third parties, e.g. in presentations, business cards and correspondence. 9.4 Volvo shall be granted the right to use the Polestar brand and marks for marketing the Products in accordance with Polestars brand identity guidelines. Such rights shall be set out and regulated in a trademark sublicense agreement to be entered into between the Parties. 9.5 The Parties shall agree in writing prior to the production of any marketing material of the Products. 9.6 Both Parties may initiate a marketing campaign to increase sales of the Product, the Party initiating the campaign will bear the cost unless otherwise agreed between the Parties. 10. WARRANTIES AND INSURANCE POLICY 10.1 The Parties shall be [***]). 10.2 The breaching Party shall defend, indemnify and hold harmless the other Party and its affiliates, and their respective officers, directors, employees and agents, from and against any and all damages, death, injuries (both to person and reputation), losses, claims, actions, demands, liabilities and from all expenses and costs caused by the breaching Party, including but not limited to reasonable attorneys’ fees, arising out of or resulting from such breach.

Agreement No.: PS25-051 9 10.3 Where the manufacturer’s responsibility remains with Volvo for a Volvo branded vehicle , Volvo shall defend, indemnify and hold harmless Polestar and its affiliates, and their respective officers, directors, employees and agents from and against any and all damages, death, injuries (both to person and reputation), losses, claims, actions, demands, liabilities and from all expenses and costs incidental thereto, including but not limited to reasonable attorneys’ fees. 10.4 Each Party [***]. 10.5 In no event, shall a Party be liable to the other Party for loss of profits, loss of use, consequential, special, indirect or incidental damage, including negligence, arising out of or in connection with this Agreement. Under no circumstances shall any Party be entitled to double recovery for the same damage. 10.6 Neither Party shall be responsible for any indirect, incidental or consequential damage or any losses of production or profit caused by it under this Agreement. 10.7 Each Party's aggregate liability for any damage arising out of or in connection with this Agreement shall be limited to [***]of the annual revenue generated by Volvo for the Product. 10.8 The limitations of liability hereof shall not apply in respect of damage: (a) claims related to death or bodily injury; (b) damage caused by wilful misconduct or gross negligence; (c) damage caused by a Party’s breach of the confidentiality undertakings under this Agreement, or (d) damage arising out of an infringement, or alleged infringement, of the other Party’s or any third party’s Intellectual Property. 11. TECHNICAL AND SALES AND MARKETING INFORMATION 11.1 Both Parties recognize that certification of the Products is a pre-requisite to sales and Volvo agrees to provide Polestar with the information necessary to enable the proper performance of this Agreement, particularly with regard to design, development, certification and Vehicle Model introduction. It also includes sales and marketing information, including contact to Sales Companies, Dealers and Repairers. 11.2 Volvo agrees to provide Polestar, free of charge, with up to date original engine management software information, for example function descriptions, software application models and other information and means necessary to be able to ensure development of the Products in accordance with this Agreement. Polestar may only use this information for the development of the Product for Volvo. 11.3 Volvo further agrees, free of charge, to grant Polestar access to the data necessary for effective budgeting and sales planning related to the Product. The Parties acknowledge that such data may be updated during the term of this Agreement and commit to sharing Agreement No.: PS25-051 10 all necessary information in good faith to ensure continued alignment and operational efficiency. 11.4 Volvo shall provide Polestar with the specific information regarding the identity of the vehicles, time and date of downloading Dealer or Repairer, relevant Market and what Products have been downloaded, this is acknowledged by the Parties as being a necessity for the fulfilment of marketing activities, guarantee, warranty and insurance obligations that are central to this Agreement. 11.5 Polestar is responsible for producing Product information in English related to the installation of the Products, as described in the RASIC in Appendix 1. 11.6 Translation of the Product information and installation material and quality assurance of such translated information is the sole responsibility of Polestar. Volvo is under no circumstances responsible for any consequences whatsoever arising out of faulty Product information translation. 12. PAYMENT TERMS 12.1 Volvo shall compensate Polestar on a monthly basis for each Product sold, in accordance with the terms and calculation method set forth in Appendix 2. 12.2 All amounts and payments referred to in this Agreement shall be paid in SEK in a timely manner and in accordance with the payment terms set forth in this Section 12. 12.3 All amounts referred to in this Agreement are exclusive of VAT and surtaxes but inclusive of withholding tax applicable in accordance with local legislation. 12.4 Any amount invoiced by Polestar to Volvo shall be paid by Volvo within [***]days after receipt of such invoice, provided all necessary permits from authorities, as applicable, have been received. 12.5 Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid and the interest shall be based on the [***]. 13. PARTIES RESPONSIBILITIES 13.1 The Parties are responsible for the activities as described in the RASIC in Appendix 1 attached to this Agreement. 14. GOVERNANCE 14.1 The Parties shall act in good faith in all matters and shall at all times co-operate in respect of changes to this License Agreement as well as issues and/or disputes arising under this Agreement. 14.2 The governance and co-operation between the Parties in respect of this Agreement shall primarily be administered on an operational level. In the event the Parties on an operational level cannot agree upon the aspects relating to the co-operation between the Parties, each Party shall be entitled to escalate such issue to the relevant governance forums described below. Agreement No.: PS25-051 11 14.3 The first level of governance forum for handling the co-operation between the Parties in various matters, under this Agreement shall be the “Steering Committee”, which regarding cooperation between the Parties is the so called Volvo Polestar Engineering & Operations Steering Committee. The Steering Committee shall be the first level of governance forum established by the Parties for handling the cooperation between them in respect of various matters. 14.4 The higher level of governance forum, to which an issue shall be escalated if the Steering Committee fails to agree upon a solution shall be the “Strategic Board”, which regarding cooperation between the Parties is the so called Volvo Polestar Executive Meeting. The Strategic Board shall be the highest level of governance forum established by the Parties for handling the cooperation between them in respect of various matters. 15. CONFIDENTIAL INFORMATION 15.1 The Parties shall take any and all necessary measures to comply with the security and confidentiality procedures of the other Party. 15.2 All Confidential Information shall only be used for the purposes comprised by the fulfilment of this Agreement. Each Party will keep in confidence any Confidential Information obtained in relation to this Agreement and will not divulge the same to any third party, unless the exceptions specifically set forth below in this Section Error! Reference source not found. below apply, in order to obtain patent protection or when approved by the other Party in writing, and with the exception of their own officers, employees, consultants or sub-contractors with a need to know as to enable such personnel to perform their duties hereunder. This provision will not apply to Confidential Information which the receiving party can demonstrate: (a) was in the public domain other than by breach of this undertaking, or by another confidentiality undertaking; (b) was already in the possession of the receiving Party before its receipt from the disclosing Party; (c) is obtained from a third party who is free to divulge the same; (d) is required to be disclosed by mandatory law, court order, lawful government action or applicable stock exchange regulations; (e) is reasonably necessary for either Party to utilize its rights and use of its Intellectual Property Rights; or (f) is developed or created by one Party independently of the other, without any part thereof having been developed or created with assistance or information received from the other Party. 15.3 The receiving Party shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, as the receiving Parts uses to protect its own Confidential Information of similar nature, to prevent the dissemination to Third Parties or publication of the Confidential Information. Further, each Party shall Agreement No.: PS25-051 12 ensure that its employees and consultants are bound by a similar duty of confidentiality and that any subcontractors taking part in the fulfilment of that Party’s obligations hereunder, enters into a confidentiality undertaking containing in essence similar provisions as those set forth in this Section 15. 15.4 Any tangible materials that disclose or embody Confidential Information should be marked by the Disclosing Party as “Confidential,” “Proprietary” or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by the Disclosing Party as confidential at the time of disclosure, with subsequent confirmation in writing within 30 days after disclosure. However, the lack of marking or subsequent confirmation that the disclosed information shall be regarded as “Confidential”, “Proprietary” or the substantial equivalent thereof does not disqualify the disclosed information from being classified as Confidential Information. 15.5 If any Party violates any of its obligations described in this Section 15, the violating Party shall, upon notification from the other Party, (i) immediately cease to proceed such harmful violation and take all actions needed to rectify said behavior and (ii) financially compensate for the harm suffered as determined by an arbitral tribunal pursuant to Section 20 below. All legal remedies (compensatory but not punitive in nature) according to law shall apply. 15.6 This confidentiality provision shall survive the expiration or termination of this Agreement without limitation in time. 16. DURATION AND TERMINATION 16.1 This Agreement shall be effective as of 1 January 2026 and (a) [***] (b) [***]. 16.2 Either Party shall be entitled to terminate this Agreement for convenience with a notice period of at least six months before start of the next model year, which for the purpose of this Agreement is to be considered to be week 17 day 1 each year. In the event of a termination of the Agreement for convenience, this Agreement will remain in force until the start of the next model year. During the expiration time, Volvo is still obligated to continue to promote the Products. If there are individual software products under development at the date of termination of this Agreement, Polestar may decide to terminate the development work of such individual software products. In that event Polestar shall provide Volvo a written notice of such decision within thirty (30) days following either Party’s termination notice. If Polestar terminates the development work for such individual software product, Volvo shall compensate Polestar for the development, production and certification costs incurred by Polestar for such individual software product up until the issue date of Polestar’s written decision. Polestar shall use reasonable efforts to limit the costs incurred between the date of receipt of Volvo’s termination notice and issue date of Polestar’s written decision. 16.3 Either Party shall be entitled to terminate an individual software product for convenience with a notice period of three months. However, launched individual software products should always be sold during at least one full model year. During the expiration time, Volvo is still obligated to continue to promote the Products. However, in case of a termination of an individual software product that is under development, Polestar may decide to

Agreement No.: PS25-051 13 terminate the development work of such individual software product. In that event Polestar shall provide Volvo a written notice of such decision within thirty (30) days following either Party’s termination notice. If Polestar terminates the development work for such individual software product, Volvo shall compensate Polestar for the development, production and certification costs incurred by Polestar for such individual software product up until the issue date of Polestar’s written decision. Polestar shall use reasonable efforts to limit the costs incurred between the date of receipt of Volvo’s termination notice and issue date of Polestar’s written decision. 16.4 Either Party shall be entitled to terminate this Agreement with immediate effect in the event: (a) the other Party commits a material breach of the terms of this Agreement, which has not been remedied within 30 days from written notice from the other Party to remedy such breach (if capable of being remedied); or (b) if the other Party should become insolvent or enter into negotiations on composition with its creditors or a petition in bankruptcy should be filed by it or it should make an assignment for the benefit of its creditors. 17. TERMINATION CONSEQUENCES 17.1 Upon receiving notice of termination, Polestar shall cease from accepting further orders that cannot be delivered prior to the date of termination, notwithstanding this Section 17, Polestar undertakes to fulfil delivery of orders which have been agreed between the Parties and Volvo undertakes to accept delivery in accordance with the terms of this Agreement. 17.2 Such orders accepted post-termination under Section 17.1 do not comprise a revocation of termination notice, each such transaction shall be subject to identical terms and conditions under this Agreement unless otherwise agreed in writing between the Parties and Section 17.1 and 17.2, do not prejudice any other rights of the Parties under this Agreement. 17.3 The Parties shall destroy and/or return all Confidential Information and other property that it may have in its possession at the request of the other Party within a reasonable period from termination of this Agreement. 17.4 Termination of this Agreement for whatever reason shall not affect Polestar’s undertakings and responsibilities under Section 10 as to any Products sold prior to the effective date of termination. 18. AUDIT RIGHTS 18.1 The Parties will have the right at any reasonable time to send its authorized representatives to examine all pertinent documents and materials in the possession or under the control of the other Party relating to any of the Parties obligations under this Agreement or any payments requested by the Parties relative to any undertaking by the Parties. The Parties shall maintain all pertinent books and records relating to this Agreement according to law or for a period of two years after completion of services pursuant to any specific performance under this Agreement. Agreement No.: PS25-051 14 19. GOVERNING LAW 19.1 This Agreement and all non-contractual obligations in connection with this Agreement shall be governed by the substantive laws of Sweden without giving regard to its conflict of laws principles. 20. DISPUTE RESOLUTION AND ESCALATION PRINCIPLES Escalation principle. 20.1 In case the Parties cannot agree on a joint solution for handling disagreements or disputes, a deadlock situation shall be deemed to have occurred and each Party shall notify the other Party hereof by the means of a deadlock notice and simultaneously send a copy of the notice to the Steering Committee. Upon the receipt of such a deadlock notice, the receiving Party shall within ten days of receipt, prepare and circulate to the other Party a statement setting out its position on the matter in dispute and reasons for adopting such position, and simultaneously send a copy of its statement to the Steering Committee. Each such statement shall be considered by the next regular meeting held by Steering Committee or in a forum meeting specifically called upon by either Party for the settlement of the issue. 20.2 The members of the Steering Committee shall use reasonable endeavors to resolve a deadlock situation in good faith. As part thereof, the Steering Committee may request the Parties to in good faith develop and agree on a plan to resolve or address the breach, to be presented for the Steering Committee without undue delay. If the Steering Committee agrees upon a resolution or disposition of the matter, the Parties shall agree in writing on terms of such resolution or disposition and the Parties shall procure that such resolution or disposition is fully and promptly carried into effect. 20.3 If the Steering Committee cannot settle the deadlock within 30 days from the deadlock notice served pursuant to Section 20.1 above, such deadlock will be referred to the General Counsels of each Party, which shall use reasonable endeavors to resolve the situation in the same way as indicated above. If no Steering Committee has been established between the Parties, the relevant issue shall be referred to the General Counsels of each Party immediately and Section 20.2 above shall not apply. 20.4 If the General Counsels cannot settle the deadlock within 30 days from the deadlock notice pursuant to the section above, despite using reasonable endeavors to do so, such deadlock will be referred to the Strategic Board for decision. Should the matter not have been resolved by the Strategic Board within 30 days counting from when the matter was referred to them, despite using reasonable endeavors to do so, the matter shall be resolved in accordance with Section 20.7 below. 20.5 All notices and communications exchanged in the course of a deadlock resolution proceeding shall be considered Confidential Information of each Party and be subject to the confidentiality undertaking in Section 15 above. 20.6 Notwithstanding the above, the Parties agree that either Party may disregard the time frames set forth in these Sections 20.1-20.6 and apply shorter time frames and/or escalate an issue directly to the Strategic Board in the event the escalated issue is of an urgent character and where the applicable time frames set out above are not appropriate. Agreement No.: PS25-051 15 Arbitration. 20.7 Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the Arbitration Rules of the Arbitration Institute of the Stockholm Chamber of Commerce, whereas the seat of arbitration shall be Gothenburg, Sweden, the language to be used in the arbitral proceedings shall be English, and the arbitral tribunal shall be composed of three arbitrators. 20.8 Irrespective of any discussions or disputes between the Parties, each Party shall always continue to fulfil its undertakings under this Agreement unless an arbitral tribunal or court (as the case may be) decides otherwise. 20.9 In any arbitration proceeding, any legal proceeding to enforce any arbitration award, or any other legal proceedings between the Parties relating to this Agreement, each Party expressly waives the defense of sovereign immunity and any other defense based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Such waiver includes a waiver of any defense of sovereign immunity in respect of enforcement of arbitral awards and/or sovereign immunity from execution over any of its assets. 20.10 All arbitral proceedings as well as any and all information, documentation and materials in any form disclosed in the proceedings shall be strictly confidential. 21. FORCE MAJEURE 21.1 Neither Party shall be liable for any failure or delay in performing its obligations under the Agreement to the extent that such failure or delay is caused by a Force Majeure Event. A “Force Majeure Event” means any event beyond a Party's reasonable control, which by its nature could not have been foreseen, or, if it could have been foreseen, was unavoidable, including strikes, lock-outs or other industrial disputes (whether involving its own workforce or a Third Party's), failure of energy sources or transport network, restrictions concerning motive force, acts of God, war, terrorism, insurgencies and riots, civil commotion, mobilization or extensive call ups, interference by civil or military authorities, national or international calamity, currency restrictions, requisitions, confiscation, armed conflict, malicious damage, breakdown of plant or machinery, nuclear, chemical or biological contamination, sonic boom, explosions, collapse of building structures, fires, floods, storms, stroke of lightning, earthquakes, loss at sea, epidemics or similar events, natural disasters or extreme adverse weather conditions, or default or delays of suppliers or subcontractors if such default or delay has been caused by a Force Majeure Event. 21.2 A non-performing Party, which claims there is a Force Majeure Event, and cannot perform its obligations under the Agreement as a consequence thereof, shall use all commercially reasonable efforts to continue to perform or to mitigate the impact of its non-performance notwithstanding the Force Majeure Event and shall continue the performance of its obligations as soon as the Force Majeure Event ceases to exist. 22. WAIVER 22.1 Neither Party shall be deprived of any right under this Agreement because of its failure to exercise any right under this Agreement or failure to notify the infringing party of a breach in connection with the Agreement. Notwithstanding the foregoing, rules on complaints and limitation periods shall apply. Agreement No.: PS25-051 16 23. ORDER OF PRIORITY 23.1 In the event there are any contradictions or inconsistencies between the terms of this Main Document and any of the Appendices hereto, the Parties agree that the following order of priority shall apply: 1. This Main Document 2. Appendix 1, RASIC 3. Appendix 2[***] 24. NOTICES 24.1 All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Agreement shall be sent to the following addresses and shall otherwise be sent in accordance with the Section 24.2: (a) To Volvo: [***]Attention: [***] With a copy not constituting notice to: Volvo Car Corporation [***] (b) To Polestar: [***] With a copy not constituting notice to: 24.2 [***]All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Agreement must be in legible writing in the English language delivered by personal delivery, email transmission or prepaid overnight courier using an internationally recognized courier service and shall be effective upon receipt, which shall be deemed to have occurred: (a) in case of personal delivery, at the time and on the date of personal delivery; (b) if sent by email transmission, at the time and date indicated on a response confirming such successful email transmission; (c) if delivered by courier, at the time and on the date of delivery as confirmed in the records of such courier service; or (d) at such time and date as delivery by personal delivery or courier is refused by the addressee upon presentation; in each case provided that if such receipt occurred on a non-business day, then notice shall be deemed to have been received on the next following business day; and provided further

Agreement No.: PS25-051 17 that where any notice, demand, request or other communication is provided by any party by email, such party shall also provide a copy of such notice, demand, request or other communication by using one of the other methods. 25. AMENDMENT 25.1 Any amendment or addition to this Agreement must be made in writing and signed by the Parties to be valid. 26. ENTIRETY 26.1 All arrangements, commitments and undertakings in connection with the subject matter of this Agreement (whether written or oral) made before the date of this Agreement are superseded by this Agreement and its Appendices. 27. SEVERABILITY 27.1 In the event any provision of this Agreement is wholly or partly invalid, the validity of the Agreement as a whole shall not be affected and the remaining provisions of the Agreement shall remain valid. To the extent that such invalidity materially affects a Party’s benefit from, or performance under, the Agreement, it shall be reasonably amended. 28. SURVIVAL 28.1 If this Agreement is terminated pursuant to Section 16 above, Section 15 (Confidentiality), Section Error! Reference source not found. (Governing Law), Section 20 (Dispute Resolution) as well as this Section Error! Reference source not found., shall survive any termination or expiration and remain in force as between the Parties after such termination or expiration. ______________________________ [SIGNATURE PAGE FOLLOWS] Agreement No.: PS25-051 18 This Agreement has been signed electronically by both Parties. VOLVO CAR CORPORATION AB POLESTAR PERFORMANCE AB] By: By: Printed Name: Helen Hu Printed Name: Anna Rudensjö Title: General Counsel Title: General Counsel Date: December 23, 2025 Date: December 24, 2025 By: By: Printed Name: Fredrik Hansson Printed Name: Jonas Engström Title: CFO Title: COO Date: December 23, 2025 Date: December 24, 2025 TEMPLATE VERSION 190522 1 Internal Information - Polestar PERFORMANCE SOFTWARE AGREEMENT APPENDIX 1 RASIC 1. GENERAL 1.1 This RASIC is a part of the Agreement executed between the Parties. This RASIC Specification sets out the responsibilities of the Parties under this Agreement. 2. DEFINITIONS 2.1 Any capitalised terms used but not specifically defined herein shall have the meanings set out for such terms in the Main Document. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa. 3. GENERAL DESCRIPTION 3.1 The Parties have agreed that Polestar will provide Products to Volvo pursuant to the terms and conditions set out in this Performance Software Agreement. 4. RASIC [***] ______________________________ TEMPLATE VERSION 190522 1 Internal Information - Polestar PERFORMANCE SOFTWARE AGREEMENT APPENDIX 2 COMPENSATION MODEL SPECIFICATION 1. GENERAL 1.1 This Compensation Model Specification is a part of the Agreement executed between the Parties. This Compensation Model Specification sets out the scope and the specification of the activities that shall be performed under the Agreement, the division of responsibilities between the Parties as well as the compensation model to Polestar for the Products. 2. DEFINITIONS 2.1 Any capitalised terms used but not specifically defined herein shall have the meanings set out for such terms in the Main Document. In addition, the capitalised terms set out below in this Section 2 shall for the purposes of this Compensation Model Specification have the meanings described herein. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa. In addition, the capitalised terms set out below in this Section 2 shall for the purposes of this Compensation Model Specification have the meanings described herein. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa. 2.2 Dealer Bonus means Volvo’s forecasted cost for dealer bonuses related to the Products calculated as a global average percentage of the Dealer Net. 2.3 Dealer Net means the Net revenue received by any Volvo Affiliate in relation to the sale of Products after discounts. 2.4 Expense and Investment means Volvo’s and Polestar’s expenses and investments, related to the Products as defined in Section 4.7.1 2.5 Model Year or MY means yearly updates of the Products and for the purpose of this Agreement is to be considered to be week 17 day 1 each year. 3. GENERAL DESCRIPTION 3.1 This Appendix 2 stipulates the compensation model that shall be used to compensate Polestar by Volvo for the Products sold. 4. COMPENSATION MODEL 4.1 The calculation of the compensation for the Products should be based on the following formula (and as further outlined in the calculation model below): 4.2 [***]In the beginning of each month[***]. 4.3 [***]

TEMPLATE VERSION 190522 2 Internal Information - Polestar 4.4 The [***]. 4.5 [***]. 4.6 It has been agreed that the following forecast amounts shall be applicable for 2026. • [***] • [***] • [***] • [***] 4.7 Expenses and Investments It has been agreed that the Expenses and Investments listed below [***] i) Development and design of Product ii) Development of Product information, instructions and guidelines iii) Homologation and certification cost iv) Brand building activities as set forth in Appendix 1 Costs not listed above shall be borne by the respective Party incurring the cost unless otherwise agreed in writing. 4.8 Compensation calculation The Parties have agreed on the below calculation model for the compensation to Polestar for the Products. [***] 4.9 Example of compensation in a period For the below example, the following estimations have been made: • [***] • [***] • [***] [***]